MERCANTILE BANKSHARES CORPORATION

SECOND QUARTER REPORT

1994

FOR THE SIX MONTHS ENDED JUNE 30, 1994


TO OUR SHAREHOLDERS:

Net income per share for the three months ended June 30, 1994 was $.47 compared to $.44 for the comparable period last year. For the first six months of 1994 net income was $.93 per share, an increase of 4% over the $.89 per share earned in the same period in 1993.

  At June 30, 1994, total assets were $5,587,145,000, an increase of 3% over the $5,445,708,000 at June 30, 1993 and total stockholders' equity was $676,409,000, an increase of 8% over the comparable amount last year. For more detailed analyses of quarterly results, please see Management's Discussion on page 8.

  Certain key ratios measure earnings and financial strength. The annualized return on average total assets was 1.5% and the annualized return on average equity was 12.8% for the first six months of 1994. Average equity as a percentage of average total assets was 12.1%. The allowance for loan losses was 2.5% of total loans at the end of the quarter.

  The 24th Annual Meeting of Stockholders was held at 2 Hopkins Plaza on April 27, 1994. Holders of approximately 84% of the outstanding stock (38,516,121 shares) were represented at the meeting. The stockholders elected all directors nominated, ratified the appointment of Coopers & Lybrand as auditors for 1994 and approved the Mercantile Bankshares Corporation and Affiliates Annual Incentive Compensation Plan.

                      H. Furlong Baldwin
                      Chairman of the Board


   Two Hopkins Plaza/P.O. Box 1477/Baltimore, Maryland 21203/(410)237-5900
- - -----------------------------------------------------------------------------
CONTENTS

Principal Affiliates .................................              2
Consolidated Financial Summary .......................              3
Consolidated Balance Sheets ..........................              4
Statement of Consolidated Income .....................              5
Statement of Consolidated Cash Flows .................              6
Statement of Changes in Consolidated Stockholders'
 Equity ...............................................             7
Notes to Consolidated Financial Statements ...........              7
Management's Discussion and Analysis of Financial
 Condition and Results of Operations ..................             8
Officers and Directors ...............................             10
Corporate Information ................................             11

PRINCIPAL AFFILIATES        (see APPENDIX)

 1. THE ANNAPOLIS
    BANKING AND
    TRUST CO.

    Robert E. Henel, Jr.,
    President and CEO
    Main Street & Church
    Circle
    Annapolis, Md. 21401
    410/268-3366

 2. BALTIMORE
    TRUST CO.

    Robert E. Dickerson,
    President and CEO
    One West Church Street
    Selbyville, De. 19975
    302/436-8236

 3. BANK OF SOUTHERN
    MARYLAND

    Wesley E. Hughes, Jr.,
    President and CEO
    304 Charles Street
    LaPlata, Md. 20646
    301/934-1000

 4. CALVERT BANK AND
    TRUST CO.

    Harold J. Kahl,
    Chairman, President and CEO
    Calvert Village
    Shopping Center
    P.O. Box 590
    Prince Frederick, Md.
    20678
    410/535-3535

 5. THE CHESTERTOWN
    BANK OF
    MARYLAND

    R. Raymond Tarrach,
    President and CEO
    211 High Street
    Chestertown, Md. 21620
    410/778-2400

 6. THE CITIZENS
    NATIONAL BANK

    Martin A. Sharpless,
    President and CEO
    Fourth & Main Streets
    Laurel, Md. 20707
    301/725-3100

 7. COUNTY BANKING
    & TRUST CO.

    S. Dell Foxx,
    President and CEO
    123 North Street
    P.O. Box 100
    Elkton, Md. 21921
    410/398-2600

 8. THE EASTVILLE BANK

    Robert L. Simpson,
    President and CEO
    16485 Lankford Highway
    P.O. Box 7
    Eastville, Va. 23347
    804/678-5187

 9. FARMERS &
    MERCHANTS BANK--
    EASTERN SHORE

    H. B. Rew, Jr.,
    President and CEO
    25275 Lankford Highway
    P.O. Box 623
    Onley, Va. 23418
    804/787-4111

10. THE FIDELITY BANK

    C. Joseph Cunningham, III,
    President and CEO
    59 East Main Street
    Frostburg, Md. 21532
    301/689-1111

11. THE FIRST NATIONAL
    BANK OF ST. MARY'S

    John A. Candela,
    President and CEO
    5 East Park Avenue
    P.O. Box 655
    Leonardtown, Md.
    20650
    301/475-8081

12. THE FOREST HILL
    STATE BANK

    Paul E. Peak,
    President and CEO
    130 South Bond Street
    Bel Air, Md. 21014
    410/838-6131

13. FREDERICKTOWN
    BANK & TRUST CO.

    Robert E. Gearinger,
    Chairman and CEO
    30 North Market Street
    Frederick, Md. 21701
    301/662-8231

14. MERCANTILE-SAFE
    DEPOSIT &
    TRUST CO.

    H. Furlong Baldwin,
    Chairman and CEO
    2 Hopkins Plaza
    Baltimore, Md. 21201
    410/237-5900

15. PENINSULA BANK

    Jeffrey F. Turner,
    President and CEO
    11738 Somerset
    Avenue
    P.O. Box 219
    Princess Anne, Md.
    21853
    410/651-2400

16. THE PEOPLES BANK
    OF MARYLAND

    Jeffrey N. Heflebower,
    President and CEO
    205 Market Street
    Denton, Md. 21629
    410/479-2600

17. POTOMAC VALLEY
    BANK

    Kenneth C. Cook,
    President and CEO
    702 Russell Avenue
    Gaithersburg, Md.
    20877
    301/963-7600

18. ST. MICHAELS BANK

    William W. Duncan, Jr.,
    President and CEO
    213 Talbot Street
    P.O. Box 70
    St. Michaels, Md. 21663
    410/745-5091

19. WESTMINSTER BANK
    AND TRUST CO.

    Ferdinand A. Ruppel, Jr.,
    President and CEO
    71 East Main Street
    Westminster, Md. 21157
    410/848-9300

- - -------------------------------
MERCANTILE
MORTGAGE
CORPORATION

Paul W. Parks,
President and CEO
200 East Redwood
Street
Baltimore, Md. 21202
410/347-8940


CONSOLIDATED FINANCIAL SUMMAY

                                             For the 6 Months Ended                          For the 3 Months Ended
                                                    June 30,                                        June 30,
(Dollars in thousands, except per                                      % Increase                                        % Increase
share data)                            1994            1993            (Decrease)       1994            1993             (Decrease)
- - -----------------------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS
Net interest income ............     $121,027        $117,648               3%        $62,186         $59,375               5%
Net interest income--
  taxable equivalent ...........      122,560         119,351               3          62,976          60,211               5

Provision for loan losses ......        3,002           7,215             (58)          1,180           3,962             (70)
Net income .....................       42,573          40,906               4          21,352          20,414               5
                                ---------------------------------------------------------------------------------------------------
PER COMMON SHARE DATA
Net income .....................       $  .93          $  .89               4%         $  .47          $  .44               7%
Dividends paid .................          .34             .30              13             .17             .15              13
Book value at period end .......        14.73           13.67               8
Market value at period end .....        19 5/8          20 3/8             (4)
Market range:
  High .........................        21              23 7/8            (12)          20 7/8          23 1/2            (11)
  Low ..........................        17 3/4          19 3/8             (8)          17 3/4          19 3/8             (8)
                                ---------------------------------------------------------------------------------------------------
AVERAGE CONSOLIDATED
BALANCE SHEETS
Total loans ....................   $3,565,000      $3,502,400               2%     $3,584,800      $3,527,100               2%
Total earning assets ...........    5,237,200       5,021,600               4       5,255,100       5,054,700               4
Total assets ...................    5,538,900       5,327,900               4       5,556,800       5,363,700               4
Total deposits .................    4,456,100       4,368,300               2       4,477,300       4,398,000               2
Stockholders' equity ...........      672,900         616,500               9         682,900         624,100               9
                                ---------------------------------------------------------------------------------------------------
RATIOS
(Net income annualized)
Return on average assets .......         1.55%           1.55%                           1.54%           1.53%              1%
Return on average equity .......        12.76           13.38              (5)%         12.54           13.12              (4)
Average equity to average assets        12.15           11.57               5           12.29           11.64               6
Net interest rate spread--
  taxable equivalent............         3.94            4.01              (2)           4.01            4.00
Effect of noninterest-bearing
  funds--taxable equivalent ....          .78             .78                             .80             .78               3
Net interest margin on earning
  assets--taxable equivalent ...         4.72            4.79              (1)           4.81            4.78               1
Provision for loan losses
  (annualized) to period end
  loans ................                  .17             .41             (59)            .13             .45             (71)
Net charge-offs (annualized) to
  period end loans .............          .06             .37             (84)            .12             .58             (79)
Non-performing loans to period
  end loans ....................         1.47            1.88             (22)
Allowance for loan losses to
  period end loans .............         2.53            2.50               1
Allowance for loan losses to
  non-performing loans .........       172.50          133.04              30
Other real estate owned to
  period end loans and OREO ....          .49             .61             (20)
Non-performing assets to period
  end loans and OREO ...........         1.95            2.48             (21)
                                ---------------------------------------------------------------------------------------------------

See notes to consolidated financial statements

                         CONSOLIDATED BALANCE SHEETS

 (Dollars in thousands, except per share       JUNE 30,        December 31,
  data)                                            1994              1993
- - ---------------------------------------------------------------------------
ASSETS
Cash and due from banks ..................    $  192,355        $  161,526
Interest-bearing deposits in other banks .           600               600
Investment securities:
    U.S. Treasury and government agencies
      Held-to-maturity--market value of
      $1,180,907 (1994) and $1,700,347
      (1993) .............................     1,199,824         1,676,498
      Available-for-sale at fair value ...       418,990
    States and political subdivisions
      Held-to-maturity--market value of
      $2,709 (1994) and $3,633 (1993) ....         2,646             3,498
    Other investments
      Held-to-maturity--market value of
      $5,220 (1994) and $7,074 (1993) ....         4,627             4,422
      Available-for-sale at fair value ...         3,398
                                          --------------    --------------
        Total investment securities ......     1,629,485         1,684,418
                                          --------------    --------------
Federal funds sold .......................        25,725               550
Loans ....................................     3,619,176         3,577,420
Less: allowance for loan losses ..........       (91,666)          (89,827)
                                          --------------    --------------
        Loans, net .......................     3,527,510         3,487,593
                                          --------------    --------------
Bank premises and equipment, less
  accumulated depreciation of
  $65,665 (1994) and $59,937 (1993) ......        68,207            67,940
Other real estate owned ..................        17,849            21,163
Excess cost over equity in affiliated
  banks, net .............................        19,427            19,993
Other assets .............................       105,987           110,225
                                          --------------    --------------
        Total assets .....................    $5,587,145        $5,554,008
                                          --------------    --------------
                                          --------------    --------------
LIABILITIES
Deposits:
    Noninterest-bearing deposits .........    $  938,558        $  914,773
    Interest-bearing deposits ............     3,610,950         3,609,191
                                          --------------    --------------
        Total deposits ...................     4,549,508         4,523,964
Short-term borrowings ....................       280,565           292,096
Accrued expenses and other liabilities ...        48,746            50,702
Long-term debt ...........................        31,917            32,350
                                          --------------    --------------
        Total liabilities ................     4,910,736         4,899,112
                                          --------------    --------------
STOCKHOLDERS' EQUITY
Preferred stock, no par value; authorized
  2,000,000 shares; issued and
  outstanding--None
Common stock, $2 par value; authorized
  67,000,000 shares;
  issued 45,925,976 shares in 1994 and
  45,997,159 shares in 1993 ..............        91,852            91,994
Capital surplus ..........................        26,184            29,230
Retained earnings ........................       560,645           533,672
Unrealized gains (losses) on securities ..        (2,272)
                                          --------------    --------------
        Total stockholders' equity .......       676,409           654,896
                                          --------------    --------------
          Total liabilities and
          stockholders' equity ...........    $5,587,145        $5,554,008
                                          --------------    --------------
                                          --------------    --------------
[FN]
See notes to consolidated financial statements

                       STATEMENT OF CONSOLIDATED INCOME

                                                       For the 6 Months Ended                     For the 3 Months Ended
(Dollars in thousands, except per share                       June 30,                                   June 30,
data)                                                   1994                  1993                  1994                  1993
- - ------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans .................        $142,100              $141,592               $73,388               $71,271
                                            ----------------      ----------------      ----------------      ----------------
Interest and dividends on investment
  securities:
  Taxable interest income ..................          42,383                41,943                20,972                20,576
  Tax-exempt interest income ...............              88                   175                    42                    83
  Dividends ................................             133                   149                    82                    83
  Other investment income ..................               9                    13                     4                     6
                                            ----------------      ----------------      ----------------      ----------------
                                                      42,613                42,280                21,100                20,748
                                            ----------------      ----------------      ----------------      ----------------
Other interest income ......................             224                   547                   183                   389
                                            ----------------      ----------------      ----------------      ----------------
        Total interest income ..............         184,937               184,419                94,671                92,408
                                            ----------------      ----------------      ----------------      ----------------
INTEREST EXPENSE
Interest on deposits .......................          57,574                62,454                29,130                30,936
Interest on short-term borrowings ..........           5,267                 3,790                 2,822                 1,863
Interest on long-term debt .................           1,069                   527                   533                   234
                                            ----------------      ----------------      ----------------      ----------------
        Total interest expense .............          63,910                66,771                32,485                33,033
                                            ----------------      ----------------      ----------------      ----------------
NET INTEREST INCOME ........................         121,027               117,648                62,186                59,375
Provision for loan losses ..................           3,002                 7,215                 1,180                 3,962
                                            ----------------      ----------------      ----------------      ----------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
LOSSES .....................................         118,025               110,433                61,006                55,413
                                            ----------------      ----------------      ----------------      ----------------
NONINTEREST INCOME
Trust division services ....................          21,662                19,917                11,150                 9,963
Rental income ..............................           4,279                 3,546                 2,114                 1,694
Service charges on deposit accounts ........           7,277                 7,602                 3,713                 3,894
Other fees .................................           9,438                 8,797                 5,120                 5,135
Investment securities gains and (losses) ...            (186)                 (156)                 (235)                  (74)
Other income ...............................           4,142                   961                   436                   489
                                            ----------------      ----------------      ----------------      ----------------
        Total noninterest income ...........          46,612                40,667                22,298                21,101
                                            ----------------      ----------------      ----------------      ----------------
NONINTEREST EXPENSES
Salaries ...................................          41,138                39,156                21,167                20,009
Employee benefits ..........................          11,933                10,573                 5,850                 5,297
Net occupancy expense of bank premises .....           8,604                 7,549                 4,244                 3,767
Furniture and equipment expenses ...........           6,431                 5,985                 3,130                 3,095
Communications and supplies ................           4,541                 4,488                 2,336                 2,241
FDIC insurance premium expense .............           5,229                 5,111                 2,614                 2,555
Other expenses .............................          17,042                11,949                 9,120                 6,462
                                            ----------------      ----------------      ----------------      ----------------
        Total noninterest expenses .........          94,918                84,811                48,461                43,426
                                            ----------------      ----------------      ----------------      ----------------
Income before income taxes .................          69,719                66,289                34,843                33,088
Applicable income taxes ....................          27,146                25,383                13,491                12,674
                                            ----------------      ----------------      ----------------      ----------------
NET INCOME .................................        $ 42,573              $ 40,906               $21,352               $20,414
                                            ----------------      ----------------      ----------------      ----------------
                                            ----------------      ----------------      ----------------      ----------------
NET INCOME PER SHARE OF COMMON STOCK (2) ...            $.93                  $.89                  $.47                  $.44
                                            ----------------      ----------------      ----------------      ----------------
                                            ----------------      ----------------      ----------------      ----------------

See notes to consolidated financial statements

                     STATEMENT OF CONSOLIDATED CASH FLOWS

Increase (decrease) in cash and cash          For the 6 Months Ended
  equivalents                                          June 30,
(Dollars in thousands)                              1994              1993
- - ------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Interest and fees on loans ...............     $ 139,748         $ 140,824
Interest and dividends on investment
  securities .............................        43,858            43,443
Other interest income ....................           326               492
Noninterest income .......................        47,314            41,682
Interest paid ............................       (64,533)          (67,989)
Noninterest expenses paid ................       (80,433)          (78,180)
Income taxes paid ........................       (29,678)          (24,492)
                                          --------------    --------------
        Net cash provided by operating
          activities .....................        56,602            55,780
                                          --------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of investment
  securities held-to-maturity ............                           2,582
Proceeds from maturities of investment
  securities held-to-maturity ............       141,943           142,286
Proceeds from sales of investment
  securities available-for-sale ..........       121,389
Proceeds from maturities of investment
  securities available-for-sale ..........        24,687
Purchase of investment securities held-to-
  maturity ...............................      (119,748)         (113,696)
Purchase of investment securities
  available-for-sale .....................      (117,303)
Net increase in customer loans ...........       (42,596)          (69,507)
Capital expenditures .....................        (3,762)           (3,390)
                                          --------------    --------------
        Net cash provided by (used in)
        investing activities .............         4,610           (41,725)
                                          --------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in noninterest-
  bearing deposits .......................        23,785           (12,648)
Net increase (decrease) in NOW and savings
  accounts ...............................       (31,335)           21,263
Net increase (decrease) in certificates of
  deposit ................................        33,094           (47,986)
Net increase (decrease) in short-term
  borrowings .............................       (11,531)            1,481
Repayment of long-term debt ..............          (433)           (6,315)
Proceeds from issuance of shares .........         5,561             2,147
Repurchase of common shares ..............        (8,749)
Dividends paid ...........................       (15,600)          (13,755)
                                          --------------    --------------
        Net cash used in financing
          activities .....................        (5,208)          (55,813)
                                          --------------    --------------
Net increase (decrease) in cash and cash
  equivalents ............................        56,004           (41,758)
Cash and cash equivalents at beginning of
  period .................................       162,676           334,716
                                          --------------    --------------
Cash and cash equivalents at end of
  period..................................     $ 218,680         $ 292,958
                                          --------------    --------------
                                          --------------    --------------

Reconciliation of net income to net cash         For the 6 Months Ended
  provided by operating activities                      June 30,
(Dollars in thousands)                              1994              1993
- - ------------------------------------------------------------------------------
Net income ...............................       $42,573           $40,906
                                          --------------    --------------
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization ..........         3,495             3,361
  Provision for loan losses ..............         3,002             7,215
  Write-down of other real estate owned ..         2,991               100
  Investment securities (gains) and
    losses ...............................           186               156
  Amortization of excess cost over equity
    in affiliates ........................           565               565
  (Increase) decrease in interest
    receivable ...........................        (1,005)              340
  Decrease in other receivables ..........           516               859
  Decrease in other assets ...............         4,728             1,631
  Decrease in interest payable ...........          (623)           (1,218)
  Increase in accrued expenses ...........         2,706               974
  Increase (decrease) in taxes payable ...        (2,532)              891
                                          --------------    --------------
        Total adjustments ................        14,029            14,874
                                          --------------    --------------
Net cash provided by operating activities        $56,602           $55,780
                                          --------------    --------------
                                          --------------    --------------
[FN]
See notes to consolidated financial statements

          STATEMENT OF CHANGES IN CONSOLIDATED STOCKHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1993

                                                                                                                Unrealized Gains
(Dollars in thousands, except per share                                                                              (Losses) on
  data)                                        Common Stock        Capital Surplus      Retained Earnings             Securities
- - -----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1992 .............            $61,035                $56,452               $480,641
Net income .............................                                                           40,906
Cash dividends paid:
  Common stock ($.30 per share) ........                                                          (13,755)
Issuance of 29,407 shares for dividend
  reinvestment and stock purchase plan .                 59                    858
Issuance of 3,963 shares under exercise
  of stock appreciation rights .........                  8                    123
Issuance of 5,686 shares for employee
  stock purchase dividend reinvestment
  plan .................................                 11                    173
Issuance of 42,919 shares for employee
  stock option plan ....................                 86                    829
                                        -------------------    -------------------    -------------------
BALANCE, June 30, 1993 .................            $61,199                $58,435               $507,792
                                        -------------------    -------------------    -------------------
                                        -------------------    -------------------    -------------------
BALANCE, DECEMBER 31, 1993 .............            $91,994                $29,230               $533,672
Unrealized gains (losses) on securities
  at January 1, 1994 ...................                                                                                 $ 1,105
Net income .............................                                                           42,573
Cash dividends paid:
  Common stock ($.34 per share) ........                                                          (15,600)
Issuance of 58,079 shares for dividend
  reinvestment and stock purchase plan .                116                    934
Issuance of 11,173 shares for employee
  stock purchase dividend reinvestment
  plan .................................                 23                    194
Issuance of 300,565 shares for employee
  stock option plan ....................                601                  3,693
Purchase of 441,000 shares under stock
  repurchase plan ......................               (882)                (7,867)
Change in unrealized gains (losses) on
  securities ...........................                                                                                  (3,377)
                                        -------------------    -------------------    -------------------    -------------------
BALANCE, JUNE 30, 1994 .................            $91,852                $26,184               $560,645                $(2,272)
                                        -------------------    -------------------    -------------------    -------------------
                                        -------------------    -------------------    -------------------    -------------------



- - -----------------------------------------------------------------------------------------------------------------------------------

NOTES

1) The statements include the accounts of the Corporation and all of its affiliates, with all significant intercompany transactions eliminated, and in the opinion of management, include all adjustments necessary for a fair presentation of the results for the interim period. All such adjustments are of a normal recurring nature. Effective with the beginning of the 1994 fiscal year, the Corporation adopted the provisions of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Implementation of this pronouncement did not have a material effect on the financial statements of the Company. In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance.

2) Year to date per share amounts are based on the weighted average number of common shares outstanding during the period or 45,970,015 shares for 1994 and 45,841,347 shares for 1993.

3) In September 1993, the Company declared a three-for-two stock split in the form of a stock dividend. Average shares and per share amounts have been adjusted to give effect to the dividend.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Net income per share for the three months ended June 30, 1994 was $.47 compared to $.44 for the same period in 1993. Net income per share for the first half of 1994 was $.93, an increase of 4% over the $.89 per share for the comparable period last year. Year to date per share amounts are based on the weighted average number of common shares outstanding of 45,970,015 for 1994 and 45,841,347 for 1993. In September 1993, the Company declared a three-for-two stock split in the form of a stock dividend. Average shares and per share amounts have been adjusted to give effect to the dividend.

  Net interest income for the first six months of 1994 was 3% higher than the amount for the comparable period in 1993 due to an increase of 4% in average earning assets which more than offset a small decline in net interest margin on earning assets. Total noninterest income increased 15% primarily due to a first quarter gain of $3,137,000 on the sale of an asset which is included in other income. Total noninterest expenses, excluding the provision for loan losses, for the first half of 1994 increased 12% over the comparable period in 1993 due largely to a $3,435,000 increase in charges for reserves against the carrying value of other real estate owned and related operating costs which is included in other expenses. The provision for loan losses for the first half of 1994 was $3,002,000 compared to $7,215,000 for the first half of 1993.

  During the quarter ended June 30, 1994, non-performing assets decreased $3,534,000 to $70,989,000. Non-performing loans, one of the components of non-performing assets, decreased $1,981,000 and other real estate owned, the other component, decreased $1,553,000. Net charge-offs were $1,114,000 in the second quarter of 1994 and $5,093,000 in the comparable quarter of 1993. The allowance for loan losses was $91,666,000 at June 30, 1994 or 172% of non-performing loans.

  Average total deposits for the first six months were $4,456,100,000, up 2% over the $4,368,300,000 for the comparable period in 1993. Average total loans for the first six months of 1994 were $3,565,000,000 which was 2% higher than in 1993.


ANALYSIS OF INTEREST RATES AND INTEREST DIFFERENTIALS

The following table presents the distribution of the average consolidated balance sheets, interest income/expense and annualized yields earned and rates paid through the first six months of the year.

                                                            1994                                            1993
                                            ---------------------------------------         ---------------------------------------
                                            Average        Income*/         Yield*/         Average        Income*/         Yield*/
                (Dollars in thousands)      Balance         Expense            Rate         Balance         Expense            Rate
- - -----------------------------------------------------------------------------------------------------------------------------------
Earning assets
Loans:
    Commercial ......................   $1,124,200        $ 42,317             7.6%     $1,121,600        $ 41,611             7.5%
    Mortgage and construction .......    1,692,400          70,204             8.4       1,599,200          67,747             8.5
    Consumer ........................      748,400          31,021             8.4         781,600          33,785             8.7
                                     -------------   -------------                   -------------   -------------
        Total loans .................    3,565,000         143,542             8.1       3,502,400         143,143             8.2
                                     -------------   -------------                   -------------   -------------
  Federal funds sold ................       10,100             188             3.8          29,300             425             2.9
  Securities purchased under resale
  agreements ........................          500              12             4.8           5,100              87             3.4
  Securities:
    Taxable securities
      U.S. Treasury securities ......    1,651,300          42,360             5.2       1,470,800          41,826             5.7
      U.S. Agency and other
        securities ..................          500              23             9.3           2,800             117             8.4
      Other stocks and bonds ........        6,400             182             5.7           4,800             216             9.1
    Tax-exempt securities
      States and political
      subdivisions ..................        2,800             139            10.0           5,500             273            10.0
                                     -------------   -------------                   -------------   -------------
        Total securities ............    1,661,000          42,704             5.2       1,483,900          42,432             5.8
                                     -------------   -------------                   -------------   -------------
  Interest-bearing deposits in other
  banks .............................          600              24             8.1             900              35             7.8
                                     -------------   -------------                   -------------   -------------
        Total earning assets ........    5,237,200         186,470             7.2       5,021,600         186,122             7.5
                                                     -------------                                   -------------
Cash and due from banks .............      183,100                                         184,400
Bank premises and equipment, net ....       68,300                                          65,300
Other assets ........................      141,500                                         146,500
Less: allowance for loan losses .....      (91,200)                                        (89,900)
                                     -------------                                   -------------
        Total assets ................   $5,538,900                                      $5,327,900
                                     -------------                                   -------------
                                     -------------                                   -------------
         Interest-bearing liabilities
  Deposits:
    Savings deposits ................   $2,328,900          30,089             2.6      $2,254,700          32,856             2.9
    Time deposits ...................    1,294,700          27,485             4.3       1,340,800          29,598             4.5
                                     -------------   -------------                   -------------   -------------
        Total interest-bearing
        deposits ....................    3,623,600          57,574             3.2       3,595,500         62 ,454             3.5
  Short-term borrowings .............      323,900           5,267             3.3         278,400           3,790             2.7
  Long-term debt ....................       32,100           1,069             6.7          13,200             527             8.1
                                     -------------   -------------                   -------------   -------------
        Total interest-bearing funds     3,979,600          63,910             3.2       3,887,100          66,771             3.5
                                                     -------------                                   -------------
Noninterest-bearing deposits ........      832,500                                         772,800
Other liabilities and accrued
  expenses ..........................       53,900                                          51,500
                                     -------------                                   -------------
        Total liabilities ...........    4,866,000                                       4,711,400
Stockholders' equity ................      672,900                                         616,500
                                     -------------                                   -------------
        Total liabilities and
        stockholders' equity  .......   $5,538,900                                      $5,327,900
                                     -------------                                   -------------
                                     -------------                                   -------------
Net interest income .................                     $122,560                                        $119,351
                                                     -------------                                   -------------
                                                     -------------                                   -------------
Net interest rate spread ............                                          3.9%                                            4.0%
Effect of noninterest-bearing funds..                                           .8                                              .8
                                                                     -------------                                   -------------
Net interest margin on earning assets                                          4.7%                                            4.8%
                                                                     -------------                                   -------------
                                                                     -------------                                   -------------
Taxable-equivalent adjustment included
  in:
    Loan income .....................                     $  1,442                                        $  1,551
    Investment securities income ....                           91                                             152
                                                     -------------                                   -------------
        Total .......................                     $  1,533                                        $  1,703
                                                     -------------                                   -------------
                                                     -------------                                   -------------

*Presented on a tax equivalent basis using the statutory federal corporate income tax rate of 35% for 1994 and 34% for 1993.

MERCANTILE BANKSHARES CORPORATION

OFFICERS

H. Furlong Baldwin
  Chairman of the Board and Chief Executive Officer
Douglas W. Dodge
  Vice Chairman of the Board
Edward K. Dunn, Jr.
  President
Kenneth A. Bourne, Jr.
  Executive Vice President and Treasurer
Hugh W. Mohler
  Executive Vice President
John A. O'Connor, Jr.
  Senior Vice President and Secretary
Robert W. Johnson
  Senior Vice President
O. James Talbott, II
  Senior Vice President
Brian B. Topping
  Vice President
Jerry F. Graham
  Vice President and Controller

DIRECTORS

H. Furlong Baldwin
  Chairman of the Board and Chief
  Executive Officer of Mercantile
  Bankshares Corporation and
  Chairman of the Board and Chief
  Executive Officer of Mercantile-
  Safe Deposit & Trust Company
Thomas M. Bancroft, Jr.
  Former Chairman of the Board and
  Chief Executive Officer of The
  New York Racing Association
Richard O. Berndt
  Partner in the law firm of
  Gallagher, Evelius & Jones
James A. Block, M.D.
  President and Chief Executive
  Officer of Johns Hopkins Health
  System and The Johns Hopkins
  Hospital
George L. Bunting, Jr.
  President and Chief Executive
  Officer of Bunting Management
  Group
Douglas W. Dodge
  Vice Chairman of the Board of
  Mercantile Bankshares
  Corporation and President and
  Chief Operating Officer of
  Mercantile-Safe Deposit & Trust
  Company
Edward K. Dunn, Jr.
  President of Mercantile
  Bankshares Corporation and a
  Vice Chairman of the Board of
  Mercantile-Safe Deposit & Trust
  Company
B. Larry Jenkins
  Chairman of the Board, President
  and Chief Executive Officer of
  Monumental Life Insurance
  Company and a Senior Vice
  President of AEGON USA, Inc.
Robert D. Kunisch
  Chairman of the Board, President
  and Chief Executive Officer of
  PHH Corporation
William J. McCarthy
  Principal of William J.
  McCarthy, P.C., a Partner in the
  law firm of Venable, Baetjer and
  Howard
Morris W. Offit
  Chairman of the Board and Chief
  Executive Officer of OFFITBANK
Christian H. Poindexter
  Chairman of the Board and Chief
  Executive Officer of Baltimore
  Gas & Electric Company
William C. Richardson
  President of The Johns Hopkins
  University
Bishop L. Robinson
  Secretary of the Department of
  Public Safety and Correctional
  Services for the State of
  Maryland
Donald J. Shepard
  Chairman of the Board, President
  and Chief Executive Officer of
  AEGON USA, Inc.
Brian B. Topping
  Vice President of Mercantile
  Bankshares Corporation and a
  Vice Chairman of the Board of
  Mercantile-Safe Deposit & Trust
  Company
Jay M. Wilson
  Former President of Steeltin Can
  Corporation
Calman J. Zamoiski, Jr.
  Chairman of the Board of
  Independent Distributors,
  Incorporated

CORPORATE INFORMATION


STRUCTURE/STRATEGY

Mercantile Bankshares Corporation is a multi-bank holding company with nineteen affiliate banks and a mortgage banking company. Each member bank operates as a community bank, with its own name, management, Board of Directors and tradition of community service.

While operating as a community bank, with a high degree of local autonomy and community identification, each affiliate is able to offer the more sophisticated services and outstanding financial strength of a major banking organization.

Our policy, across the affiliate system, is to establish ongoing customer relationships founded on service and to focus on those particular services we know how to perform well.


PERSONAL BANKING

The banking affiliates of Mercantile Bankshares Corporation have 145 retail banking offices providing personal banking services. Services include deposit vehicles such as checking accounts, NOW accounts, Money Market Deposit Accounts, Certificates of Deposit and Individual Retirement Accounts. Loans are made to individuals to meet a variety of consumer needs.


CORPORATE BANKING

Each of the Corporation's affiliates pursues a commercial banking program serving local businesses. Specialized corporate banking services are centered at Mercantile-Safe Deposit & Trust Company. Corporate banking services include the making of various types of commercial and real estate loans, accepting deposits, cash management and short-term money market investing.


TRUST AND INVESTMENT

The Trust Division of Mercantile-Safe Deposit & Trust Company provides services to individuals, corporations and non-profit institutions. Services for individuals include investment management, estate settlement, living and testamentary trusts and custody of securities. Employee benefit plans, master and directed trusteeship and corporate financial services are provided to businesses. Endowment trusts are managed for non-profit institutions. The Trust Division is also investment advisor to M.S.D.&T. Funds, Inc., which provides a series of open-ended, no-load mutual funds.


MORTGAGE BANKING

Through offices in Maryland and Delaware, Mercantile Mortgage Corporation generates and services real estate mortgage loans and construction loans, as principal and as agent. Residential and commercial real estate appraisals are offered through an appraisal subsidiary.

- - -----------------------------------------------------------------------------
STOCK INFORMATION

The common stock of Mercantile Bankshares Corporation is traded over-the-counter in the NASDAQ National Market System under the symbol MRBK.


AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Mercantile Bankshares Corporation offers its shareholders of common stock a Plan whereby they may automatically invest their cash dividends in Mercantile stock at a price which is 5% less than the market price on the dividend payment date. Plan participants may also make additional cash payments to purchase stock through the Plan at the market price. Mercantile Bankshares Corporation absorbs all fees and transaction costs. Shareholders who wish to enroll in the Plan should contact the Corporation's Transfer Agent.


DIVIDEND DISBURSING AGENT AND TRANSFER AGENT FOR STOCK

Mercantile-Safe Deposit & Trust Company
Corporate Trust Department
2 Hopkins Plaza, P.O. Box 2258
Baltimore, Maryland 21203
410/237-5211

APPENDIX
Appearing at the top of page 2 of the Second Quarter Report to Shareholders next to the heading "PRINCIPAL AFFILIATES", is the outline of a map of the state of Maryland, the eastern shore of Virginia and southern Delaware. Shown in the approximate geographic location of each bank affiliate's headquarters are the numbers 1 through 19 which correspond to the numerical listing of affiliates contained on the same page.